EXHIBIT 99(b)
                                                               -------------

                                 HUBCO, INC.

                                    PROXY

                    FOR THE ANNUAL MEETING OF SHAREHOLDERS

                                JUNE 11, 1996

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                 HUBCO, INC.


            The undersigned hereby appoints JOAN DAVID, THOMAS R.
FARLEY and KENNETH T. NEILSON and each of them, as Proxy, each with full power of substitution, to vote all of the stock of HUBCO, Inc. standing in the undersigned's name at the Annual Meeting of Shareholders of HUBCO, Inc., to be held at the Sheraton Crossroads, Crossroad Corporate Center, Route 17 North, Mahwah, New Jersey 07495, on Tuesday, June 11, 1996 at 11:00 a.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

                    This proxy will be voted as specified herein. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE BOARD OF DIRECTORS' NOMINEES, FOR APPROVAL OF THE ISSUANCE OF HUBCO COMMON STOCK AS CONSIDERATION IN CONNECTION WITH THE AGREEMENT AND PLAN OF MERGER, AND FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED STOCK.

                          (continue on reverse side)
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PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.


The Board of Directors recommends a vote FOR approval of the issuance of HUBCO Common Stock in connection with the Agreement and Plan of Merger and FOR the Board of Directors' nominees and FOR approval of the proposal to amend HUBCO's Certificate of Incorporation.


1. Approval of the issuance of HUBCO Common Stock in connection with the Agreement and Plan of Merger with Lafayette American Bank and Trust Company.

          FOR ________        AGAINST ________              ABSTAIN _______

2.  Election of Directors

Nominees: W. Peter McBride, Bryant Malcolm, James E. Schierloh

          FOR _______         WITHHOLD AUTHORITY _______    AGAINST________
For, except vote withheld from the following nominee(s). To withhold authority to vote for any nominee(s) write that name(s) on the line below:

__________________________________________________________________________


3. Approval of the Amendment to the Certificate of Incorporation to increase the authorized Common Stock to 50,000,000 shares and the authorized preferred stock to 10,000,000.

          FOR ________        AGAINST ________              ABSTAIN _______

4.  Such other business as may properly come before the Meeting.



SIGNATURE(S)_______________________________DATE_______________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.